Exhibit 99.1

FOR IMMEDIATE RELEASE

RealD Chief Technology Officer and Chief Innovation Officer

Gary Sharp to Leave the Company

LOS ANGELES, Calif. (DECEMBER 15, 2014) — RealD Inc. (NYSE: RLD), a leading global visual technology company, today announced that Gary Sharp, RealD’s Chief Technology Officer and Chief Innovation Officer, will be leaving the company effective March 31, 2015. The Company does not currently expect to fill the positions.

“We thank Gary for his years of service and significant contributions to RealD,” said Michael V. Lewis, CEO of RealD. “He has been an instrumental part of the design and commercialization of our cinema products, including collaborating with RealD to develop the company’s first Cinema System. We wish him the best in his future endeavors.”

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD’s extensive intellectual property portfolio is and can be used in applications that enable a premium viewing experience in the theater, the home and elsewhere.  RealD’s core business is the licensing of RealD Cinema Systems and the product sale of RealD eyewear to motion picture exhibitors to enable a premium viewing experience for 3D motion pictures and alternative 3D content in the theater.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil. For more information, please visit our website at www.reald.com.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning the anticipated resignation of Gary Sharp. These statements are based on RealD’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside RealD’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s annual and quarterly reports include a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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Media Contacts:

Rick Heineman (RealD)

310-385-4020 or rheineman@reald.com

Investor Contact:

Andrew Greenebaum / Laura Bainbridge (Addo Communications for RealD)

310-829-5400 or investors@reald.com